Exhibit 28









                         GENERAL PUBLIC UTILITIES CORPORATION
                           AND SUBSIDIARY SYSTEM COMPANIES
                              EMPLOYEE SAVINGS PLAN FOR
                               NONBARGAINING EMPLOYEES

                       REPORT ON AUDITS OF FINANCIAL STATEMENTS
                                 for the years ended
                              December 31, 1994 and 1993





                         GENERAL PUBLIC UTILITIES CORPORATION
                           AND SUBSIDIARY SYSTEM COMPANIES
                  EMPLOYEE SAVINGS PLAN FOR NONBARGAINING EMPLOYEES

                            INDEX OF FINANCIAL STATEMENTS






                                                                    Pages

          Report of Independent Accountants                           2

          Financial Statements:
             Statements of Net Assets Available for Plan
                 Benefits as of December 31, 1994 and 1993            3

             Statements of Changes in Net Assets Available
                 for Plan Benefits for the years ended
                 December 31, 1994 and 1993                           4

             Notes to Financial Statements                           5-15









































                          REPORT OF INDEPENDENT ACCOUNTANTS




          To the Administrative Committee of the
            General Public Utilities Corporation and
             Subsidiary System Companies Employee
            Savings Plan for Nonbargaining Employees:

          We have audited the accompanying statements of net assets avail-able for plan benefits of the General Public Utilities Corpora-tion and Subsidiary System Companies Employee Savings Plan for Nonbargaining Employees (the "Plan") as of December 31, 1994 and 1993, and the related statements of changes in net assets avail-able for plan benefits for the years then ended. These financial statements are the responsibility of the management of the Plan. Our responsibility is to express an opinion on these financial statements based on our audits.

          We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

          In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets avail-able for plan benefits of the Plan as of December 31, 1994 and 1993, and the changes in net assets available for plan benefits for the years then ended in conformity with generally accepted accounting principles.




          COOPERS & LYBRAND L.L.P.


          1301 Avenue of the Americas
          New York, New York
          May 8, 1995












                       GENERAL PUBLIC UTILITIES CORPORATION AND
                         SUBSIDIARY SYSTEM COMPANIES EMPLOYEE
                       SAVINGS PLAN FOR NONBARGAINING EMPLOYEES

                               STATEMENTS OF NET ASSETS
                             AVAILABLE FOR PLAN BENEFITS

                              December 31, 1994 and 1993
                                       _______




                                                      1994          1993

          Investments in GPU System Companies
               Master Savings Plan Trust,
               at fair value                    $314,786,462  $290,843,124

          Participant loans receivable             9,306,222     9,616,944

          Net assets available for plan
               benefits                         $324,092,684  $300,460,068






























                        The accompanying notes are an integral
                          part of the financial statements.






                       GENERAL PUBLIC UTILITIES CORPORATION AND
                         SUBSIDIARY SYSTEM COMPANIES EMPLOYEE
                       SAVINGS PLAN FOR NONBARGAINING EMPLOYEES

                         STATEMENTS OF CHANGES IN NET ASSETS
                             AVAILABLE FOR PLAN BENEFITS

                    for the years ended December 31, 1994 and 1993
                                       _______



                                                  1994            1993

          Balances, beginning of year         $300,460,068    $235,919,289

          Increases:
            Contributions:
              Employee                          22,678,156      20,366,229
              Employer                          10,572,689      10,442,116

            Transfers from affiliated
                pension plans                    2,054,786         900,005

            Transfers from affiliated
                savings plans                      279,283         984,561

            Interest on loans                      681,845         735,598

            Net investment gain in
                GPU System Companies
                Master Savings Plan Trust        7,170,183      36,858,249

                                                43,436,942      70,286,758

          Decreases:
            Distributions and withdrawals       19,804,326       5,745,979

          Balances, end of year               $324,092,684    $300,460,068














                        The accompanying notes are an integral
                          part of the financial statements.





                       GENERAL PUBLIC UTILITIES CORPORATION AND
                         SUBSIDIARY SYSTEM COMPANIES EMPLOYEE
                       SAVINGS PLAN FOR NONBARGAINING EMPLOYEES

                            NOTES TO FINANCIAL STATEMENTS
                                       _______

          1.  General Description of the Plan:

              The following description of the General Public Utilities Corporation and Subsidiary System Companies Employee Savings Plan for Nonbargaining Employees ("Plan") provides only general information on the provisions of the Plan in effect on December 31, 1994. Participants should refer to the Benefits Handbook and the Plan document and prospectus for a more complete description of the Plan's provisions.

                   General:

              The Plan is a defined contribution plan. In general, all nonbargaining employees of General Public Utilities
              Corporation and Subsidiary System Companies ("Companies") are eligible to participate after completing six months of service on a full-time basis.

              The Plan is intended to qualify as a cash or deferred profit sharing plan under Sections 401(a) and 401(k) of the Internal Revenue Code. The last favorable IRS determination letter was received October 12, 1988. Subsequent plan changes do not violate the Plan's tax exempt status. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974. The Companies generally absorb all administrative costs of the Plan, except for certain trust administration costs which are paid out of plan assets held in the trust. A participant is eligible to transfer his account to an affiliated savings plan upon a change in his employment status.

              The Plan contains additional employer contributions and employee savings features. Participants have the option to transfer their 2% accounts in the Pension Plans to the Savings Plan. Participants may also "rollover" certain distributions received from other qualified plans to the Savings Plan.

                   Contributions:

              The Plan provides two contribution options to a participant. Subject to certain limitations set forth in the Plan, the participant may elect (1) to have his base compensation reduced by an amount equal to any whole percentage (before-tax 401(k) contributions) which is contributed on behalf of the employee by the Company; and/or (2) to contribute by payroll deduction any whole percentage of base compensation (after-tax).

                                      Continued







                       NOTES TO FINANCIAL STATEMENTS, Continued
                                       _______


          1.  General Description of the Plan, continued:

                   Matching Program:

              The Companies provide a matching contribution to the Plan, on behalf of each participant, in an amount up to 100% of a participant's aggregate contributions up to 4% of the participant's base salary.

                   Investment Funds:

              Participants may elect to have their Plan accounts invested in one or more of the following six investment options:

               - Units of interest in an "Interest Income Fund," formerly the "Fixed Fund," managed by Fidelity Management Trust Company, the assets of which are invested primarily in contracts issued by insurance companies, banks or other financial institutions, and which has the objective of obtaining a relatively stable level of current income consistent with the preservation of capital and a high degree of liquidity.

               - Shares of the Fidelity Intermediate Bond Fund, an opened end mutual fund, to which Fidelity Management Trust Company serves as investment advisor, and which has the primary objective of obtaining the highest level of income consistent with the preservation of capital over the long term.

               - Shares of the Fidelity Puritan Fund, an opened end mutual fund, to which Fidelity Management Trust Company serves as investment advisor, and which has the primary objective of obtaining a balance between capital appreciation, preservation of capital and generation of income.

               - Shares of the Fidelity Retirement Growth Fund, an opened end mutual fund to which Fidelity Management Trust Company serves as investment advisor, and which has the primary objective of providing the opportunity for significant capital appreciation.

               - Shares of General Public Utilities Corporation ("GPU")
                 common stock.






                                      Continued







                       NOTES TO FINANCIAL STATEMENTS, Continued
                                       _______


          1.  General Description of the Plan, continued:

                   Investment Funds, continued:

               - Shares of the Fidelity U.S. Equity Index Commingled Pool
                 Fund ("Fidelity S&P 500 Index Fund"), a commingled pool, to which Fidelity Management Trust Company serves as investment advisor, and which has the primary objective of providing investment results that correspond to the total return of the Standard & Poor's Index, a U.S. equity index made up of 500 equity securities (stocks). This investment option was made available beginning July 1, 1993.

                   Employee Participation in the Plan:

              The number of participating employees with account balances invested in each investment option at December 31, 1994 and 1993 was as follows:

                                                       1994      1993

                 Interest Income Fund                  3,428     3,514
                 Fidelity Intermediate Bond Fund       1,503     1,634
                 Fidelity Puritan Fund                 3,755     3,695
                 Fidelity Retirement Growth Fund       3,392     3,324
                 GPU Stock                             1,160     1,152
                 Fidelity S&P 500 Index Fund             143       176

                 The total number of participants in the Plan at December 31, 1994 and 1993 was 5,795 and 5,759, respectively, which was less than the sum of the number of participants shown in the schedule above because many participants were participating in more than one option.

                     Participant Accounts:

                 Each participant's account is credited with the partici-pant's own contributions and with the matching contributions made by the Company with respect to the participant's contributions. Each account maintained for a participant also reflects the number of shares of each mutual fund, the number of shares of







                                      Continued







                       NOTES TO FINANCIAL STATEMENTS, Continued
                                       _______


          1.     General Description of the Plan, continued:

                     Participant Accounts, continued:

                 GPU stock, and the number of units of interest in the Fixed Fund, in which the balance of that account is invested. All income, gain or loss attributable to the investment of the balance of any account maintained for a participant is credited or charged to that account.

                     Vesting:

                 Participants are 100% vested at all times in their Plan accounts.

                     Distributions and Withdrawals:

                 A participant's Plan account balances become distributable upon termination of the participant's employment. Distribution of account balances in excess of $3,500 may be deferred, at the participant's election, up to age 70 1/2. If distribution of a participant's account has not otherwise begun, it must begin by April 1st following the year in which the participant attained age 70-1/2. Distributions generally are in the form of a single lump sum payment. The Plan permits withdrawals of account bal-ances in the event of financial hardship or disability as defined in the Plan. A complete description of the Plan's terms and conditions for employee distributions and with-drawals can be found in the Plan document.

                     Loans to Participants:

                 The Plan provides that loans may be made to a participant from the participant's account balance subject to certain conditions. The minimum amount of each loan is $1,000 with the maximum being $50,000, or certain lesser amounts as described in the Plan. Interest on the loan is credited to the participant's account. The rate is determined periodically by the Administrative Committee, based on current commercial rates. The interest rates for loans in excess of five years were 8.46% and 7.67%, and the interest rates for loans five years or less were 6.75% and 6.5% at December 31, 1994 and 1993, respectively.






                                      Continued







                       NOTES TO FINANCIAL STATEMENTS, Continued
                                       _______


          1.     General Description of the Plan, continued:

                     Plan Termination:

                 The GPU System Companies reserve the right at any time to modify, suspend, amend or terminate the Plan. However, the GPU System Companies cannot do so in such manner as will cause or permit any part of the Plan's assets to be used for or diverted to purposes other than for the exclu-sive benefit of participants or their beneficiaries.


          2.     Summary of Significant Accounting Policies:

                     Valuation of Investments:

                 The amounts shown herein as the investment in the GPU System Companies Master Savings Plan Trust reflect the fair value of the assets held in such Trust and the Plan's relative interest in the Trust. The Plan's participation is measured at its value at the beginning of the valuation period plus net external cash flow (contributions, distributions, etc.) experienced by the Plan during the valuation period. Investment income, net realized gain
                 (loss) on investments and net unrealized appreciation (depreciation) of investments are allocated to each participating plan based upon its accumulated monthly balance for each investment option (see Note 3).

                 The net investment gain from the GPU System Companies Master Savings Plan Trust for the years ended December 31, 1994 and 1993, respectively, which is presented in the Statement of Changes in Net Assets Available for Plan Benefits, consists of interest and dividend income and the net appreciation (depreciation) in the fair value of investments, which consists of realized gains or losses and the unrealized appreciation (depreciation) on those investments in the GPU System Companies Master Savings Plan Trust.











                                      Continued







                       NOTES TO FINANCIAL STATEMENTS, Continued
                                       _______


          3.  Investments:

              The investments reflected in the December 31, 1994 and 1993 Statements of Net Assets Available for Plan Benefits represent the Plan's 70.72% and 71.11% share, respectively, of total investments held in the GPU System Companies Master Savings Plan Trust at December 31, 1994 and 1993.

              At December 31, 1994 and 1993, the total investments held in the GPU System Companies Master Savings Plan Trust are summarized as follows:
                                                     1994          1993
                                                  Fair Value    Fair Value

                 Fidelity Retirement Growth
                    Fund                      $126,689,195*  $117,026,998*
                 Fidelity Puritan Fund         122,616,904*   110,652,603*
                 Fidelity Intermediate Bond
                    Fund                        22,605,269*    24,188,605*
                 Interest Income Fund:
                  Allstate Life Insurance Co.        -          7,171,497
                  Canada Life                    6,257,678      6,255,768
                  Peoples Security Life         15,482,102     15,737,217
                  CIGNA                         16,684,272     16,684,551
                  CNA Life Insurance Co.        10,647,033      9,811,128
                  Confederation Life
                      Insurance Co.              5,042,408      5,202,689
                  Hartford Life Insurance Co.    9,874,067      9,058,782
                  John Hancock Mutual Life
                  Insurance Co.                  7,616,066     14,055,742
                  Metropolitan Life
                      Insurance Co.              7,038,453      6,479,891
                  Bankers Trust                  9,331,097          -
                  Prudential Insurance Co.      11,326,444      5,652,022
                  State Mutual                  16,835,406      7,082,457
                  Sun Life of Canada            27,079,914     25,435,924
                 GPU Common Stock               12,193,358     12,578,457
                 S&P 500 Index Fund              2,203,809      1,883,574
                 Fidelity Short-Term Investment
                    Group Trust Fund            15,584,577     14,052,449

                    Total investments at
                        fair value            $445,108,052   $409,010,354

                    Total investments at cost $461,100,465   $399,844,167

                 * These investments represent 5% or more of the net assets available for benefits.


                                      Continued




                       NOTES TO FINANCIAL STATEMENTS, Continued
                       _______


 3.     Investments, continued:

        Based on participant investment options at December 31, 1994 and 1993, the Plan's investments were broken down as follows:
                                                                  1994               1993
             Fidelity Retirement Growth Fund                       27%                27%
             Fidelity Puritan Fund                                 29                 29
             Fidelity Intermediate Bond Fund                        5                  6
             Interest Income Fund                                  35                 34
             GPU Stock                                              3                  3
             Fidelity S&P 500 Index Fund                            1                  1

        For the years ended December 31, 1994 and 1993, the changes in the accounts of the
        GPU System Companies Master Savings Plan Trust are summarized as follows:

                                                                          Fidelity
                                  Fidelity Retirement      Fidelity     Intermediate      Interest
                                      Growth Fund        Puritan Fund     Bond Fund      Income Fund
 Investments, December 31, 1992      $ 89,764,363       $ 69,805,044    $21,119,731     $130,055,694

 Increases:
   Employee contributions              11,921,049          9,952,795      2,696,320       14,059,256
   Employer contributions               3,457,160          3,230,753        903,579        4,142,379
   Transfers from affiliated
      pension plans                       251,987            377,225         69,386          801,381
   Transfers between investment
      funds                            (5,209,302)        13,327,171     (2,070,107)      (8,031,550)
   Interest on loans                      305,376            249,020         60,682          341,019
   Net investment gain                 20,290,183         16,972,815      2,505,942       10,084,776

                                       31,016,453         44,109,779      4,165,802       21,397,261

 Decreases:
   Distributions and withdrawals        3,753,818          3,262,220      1,096,928        8,772,838

Investments, December 31, 1993       $117,026,998       $110,652,603    $24,188,605     $142,680,117


                                       Continued

                                          11




                       NOTES TO FINANCIAL STATEMENTS, Continued
                       _______


 3.     Investments, continued:

        For the years ended December 31, 1994 and 1993, the changes in the accounts of the
        GPU System Companies Master Savings Plan Trust are summarized as follows:
                                                         Fidelity
                                                         S&P 500
                                      GPU Stock        (Index Fund)         Total
 Investments, December 31, 1992      $ 9,291,034             -          $320,035,866

 Increases:
   Employee contributions              1,475,877        $  157,425        40,262,722
   Employer contributions                436,283            44,271        12,214,425
   Transfers from affiliated
      pension plans                       22,822             -             1,522,801
   Transfers between investment
      funds                              383,001         1,600,787             -
   Interest on loans                      35,576             3,588           995,261
   Net investment gain                1,396,344             89,559        51,339,619

                                      3,749,903          1,895,630       106,334,828

 Decreases:
   Distributions and withdrawals        462,480             12,056        17,360,340

 Investments, December 31, 1993      $12,578,457        $1,883,574      $409,010,354












                                                 Continued


                                                    12


                       NOTES TO FINANCIAL STATEMENTS, Continued
                       _______


 3.   Investments, continued:


                                                                          Fidelity
                                  Fidelity Retirement     Fidelity      Intermediate       Interest
                                      Growth Fund        Puritan Fund     Bond Fund      Income Fund
 Increases:
   Employee contributions           $ 13,678,517         $12,805,338    $ 2,910,100      $ 15,166,264
   Employer contributions              3,746,682           3,738,866        854,255         3,826,377
   Transfers from affiliated
      pension plans                      448,914             563,534         85,066         2,294,045
   Transfers between investment
      funds                           (1,874,288)          1,003,973     (3,119,551)        4,845,237
   Interest on loans                     297,179             259,513         52,508           279,148
   Net investment gain (loss)            (34,331)          1,816,741       (486,245)       10,146,713

                                      16,262,673          20,187,965        296,133        36,557,784

 Decreases:
   Distributions and
      withdrawals                      6,600,476            8,223,664     1,879,469        20,438,384

 Investments, December 31, 1994     $126,689,195         $122,616,904   $22,605,269      $158,799,517

                                                         Fidelity
                                                         S&P 500
                                    GPU Stock          (Index Fund)         Total
 Increases:
   Employee contributions           $  1,682,999         $  394,770     $ 46,637,988
   Employer contributions                479,796            120,481       12,766,457
   Transfers from affiliated
      pension plans                       39,667             25,283        3,456,509
   Transfers between investment
      funds                             (770,118)           (85,253)           -

   Interest on loans                      36,878              7,201          932,427
   Net investment gain (loss)         (1,170,293)            25,391       10,297,976

                                         298,929            487,873       74,091,357

 Decreases:
   Distributions and
      withdrawals                        684,028            167,638       37,993,659

 Investments, December 31, 1994     $ 12,193,358         $2,203,809     $445,108,052


                                                 Continued


                                                    13


                       NOTES TO FINANCIAL STATEMENTS, Continued
                       _______


 3.     Investments, continued:

 The net investment gain in the GPU System Companies Master Savings
 Plan Trust for the year ended December 31, 1994 was as follows:
                                                                        Fidelity
                                 Fidelity Retirement     Fidelity     Intermediate      Interest
                                    Growth Fund         Puritan Fund    Bond Fund      Income Fund
 Dividends                           $ 13,199,657       $ 9,631,020   $ 1,668,577           -
 Interest income                            -                 -             -         $10,146,713
 Net appreciation (depreciation)
   in fair value of investments       (13,233,988)       (7,814,279)   (2,154,822)          -

      Net investment gain            $    (34,331)      $ 1,816,741   $  (486,245)    $10,146,713


                                                         Fidelity
                                                         S&P 500
                                      GPU Stock         Index Fund       Total
 Dividends                           $   742,992            -         $ 25,242,246
 Interest income                           -                -           10,146,713
 Net appreciation (depreciation)
   in fair value of investments       (1,913,285)        $ 25,391      (25,090,983)

      Net investment gain            $(1,170,293)        $ 25,391     $ 10,297,976











                                         Continued


                                             14





                       NOTES TO FINANCIAL STATEMENTS, Continued
                       _______


 3.     Investments, continued:

 The net investment gain in the GPU System Companies Master Savings
 Plan Trust for the year ended December 31, 1993 was as follows:
                                                                        Fidelity
                                 Fidelity Retirement     Fidelity     Intermediate      Interest
                                    Growth Fund         Puritan Fund    Bond Fund      Income Fund
   Dividends                         $10,904,390        $12,694,099   $1,770,124            -
   Interest income                         -                  -            -          $10,084,776
   Net appreciation in fair
      value of investments             9,385,793          4,278,716      735,818            -

        Net investment gain          $20,290,183        $16,972,815   $2,505,942      $10,084,776

                                                        Fidelity
                                                        S&P 500
                                      GPU Stock        Index Fund        Total
   Dividends                         $  560,655            -          $25,929,268
   Interest income                        1,493            -           10,086,269
   Net appreciation in fair
      value of investments              834,196          $89,559       15,324,082

        Net investment gain          $1,396,344          $89,559      $51,339,619


 Investments in the GPU System Companies Master Savings Plan Trust are carried at fair market value. Fair market values of assets held by the Trusts are determined as follows:

        Stocks and bonds are valued at the closing market prices on the last business day of the year. Short-term investment group trust funds (investments through the custodian bank) and


                                    Continued

                                       15





                       NOTES TO FINANCIAL STATEMENTS, Continued
                       _______


        insurance contracts are valued at cost plus accrued interest, which approximates market.

 The GPU System Companies Master Savings Plan Trust consists of separate investment funds, as defined by the Plan, with different investment objectives. The Plan's investment in the investment funds under the GPU System Companies Master Savings Plan Trust is subject to credit risk.
 The degree and concentration of credit risk varies by fund depending upon the type and diversity of investments.




























                                                       16